================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): June 13, 1997


                        TRANSAMERICAN ENERGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


         33-85930                                        76-0441642
         --------                                        ----------
 (Commission File Number)                             (I.R.S. Employer
                                                     Identification No.)


                 1300 North Sam Houston Parkway East, Suite 200
                              Houston, Texas 77032
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (281) 986-8822
                                 --------------
              (Registrant's telephone number, including area code)

================================================================================

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not applicable.

ITEM 5.   OTHER EVENTS.

          TEC NOTES OFFERING. On June 13, 1997, TransAmerican Energy Corporation ("TEC"), completed a private offering (the "TEC Notes Offering") of $475 million aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 (the "TEC Senior Secured Notes") and $1.13 billion aggregate principal amount of 13% Senior Secured Discount Notes due 2002 (the "TEC Senior Secured Discount Notes" and, together with the Senior Secured Notes, the "TEC Notes") for net proceeds of approximately $1.3 billion. The TEC Notes are senior obligations of TEC, secured by a lien on substantially all of its existing and future assets, including the intercompany loans described below. The TEC Notes Indenture contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

          The TEC Senior Secured Notes bear interest at a rate of 11 1/2% per annum payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing December 15, 1997. Principal on the TEC Senior Secured Discount Notes will accrete to 100% of the face value thereof by June 15, 1999. Commencing December 15, 1999, cash interest on the TEC Senior Secured Discount Notes will be payable semi-annually in arrears on June 15 and December 15 of each year at a rate of 13% per annum. The TEC Notes will mature on June 15, 2002. The TEC Notes are not redeemable prior to June 15, 2000, except that the Company may redeem, at its option, prior to June 15, 2000, up to 35% of the original aggregate principal amount of the TEC Senior Secured Notes and up to 35% of the accreted value of the TEC Senior Secured Discount Notes, at the redemption prices set forth in the indenture governing the TEC Notes (the "TEC Notes Indenture"), plus accrued and unpaid interest, if any, to and including the date of redemption, with the net proceeds of any equity offering. On or after June 15, 2000, the Notes will be redeemable at the option of TEC, in whole or in part, at the redemption prices set forth in the TEC Notes Indenture, plus accrued and unpaid interest, if any, to and including the date of redemption. TEC will be obligated, subject to certain conditions, to make an offer to purchase TEC Notes with Excess Cash (as defined) at a price equal to 105% of the principal amount of accreted value thereof, as applicable, if such purchase occurs on or prior to December 31, 1997, at a price equal to 108% of the principal amount or accreted value thereof, as applicable, if such purchase occurs during the period from January 1, 1998 through June 14, 2000, and thereafter at the redemption prices set forth in the TEC Notes Indenture in each case, together with accrued and unpaid interest, if any, to and including the date of purchase.

          INTERCOMPANY LOANS TO TRANSTEXAS AND TARC. With the proceeds of the TEC Notes Offering, TEC made intercompany loans to TransTexas Gas Corporation ("TTXG") in the principal amount of $450 million (the "TransTexas Intercompany Loan") and to TransAmerican Refining Corporation ("TARC") in the original amount of $676 million (the "TARC Intercompany Loan"). The promissory note evidencing the TransTexas Intercompany Loan (i) bears interest at a rate of 10 7/8% per annum, payable semi-annually in cash in arrears and (ii) is secured initially by a security interest in substantially all of the assets of TransTexas including the TransTexas Disbursement Account (described below), but excluding inventory, receivables and equipment. The promissory note evidencing the TARC Intercompany Loan
          (i) accretes principal at a rate of 16% per annum, compounded semi-annually, until June 15, 1999 to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum and
          (ii) is secured initially by a security interest in substantially all of TARC's assets including the Disbursement Account (described below) but excluding inventory, receivables and equipment. Each Intercompany Loan will mature on June 1, 2002. The Intercompany Loan agreements contain certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates. TARC used approximately $103 million of the proceeds of the TARC Intercompany Loan to repay certain indebtedness including senior secured notes of TARC that were issued in March 1997 and debt owed to an affiliate, and to complete the TARC Notes Tender Offer described below. Remaining proceeds will be used for TARC's Capital Improvement Program and for general corporate purposes.

          Upon the occurrence of a Change of Control (as defined in the TEC Notes Indenture), TEC will be required to make an offer to purchase all of the outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase TEC Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. Pursuant to the terms of the Intercompany Loans, TEC may require TARC and TransTexas to pay a pro rata share of the purchase price paid by TEC.

          TARC WARRANTS TENDER OFFER. On June 13, 1997, TEC completed a tender offer for the outstanding common stock purchase warrants of TARC ("TARC Warrants") at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,335,452 TARC Warrants for an aggregate purchase price of approximately $33 million. TARC intends to enter into a merger with one of its affiliates pursuant to which each remaining warrant would become exercisable (at an exercise price of $.01) to receive $4.51 of cash instead of one share of common stock of TARC.

          TARC EQUITY CONTRIBUTION. TEC intends to make a capital contribution to TARC in the amount of $226 million from the proceeds of the TransTexas stock repurchase program (discussed below). The amount of this capital contribution will be retained initially in the Disbursement Account and contributed to TARC pursuant to the terms of the Disbursement Agreement.

          DIVIDEND TO TRANSAMERICAN. TEC paid a dividend to TransAmerican in the amount of $23 million. A portion of the dividend was used to repay the debt of an affiliate, which had been secured by a pledge of
          3.7 million shares of TransTexas common stock. In connection with the TEC Notes Offering, TransAmerican contributed the 3.7 million shares of TransTexas common stock to TEC.

          TEC PREFERRED STOCK REDEMPTION. On June 17, 1997, TEC redeemed all of its outstanding preferred stock for an aggregate amount of $100,000, plus accrued and unpaid dividends.

          LOBO SALE. On May 29, 1997, TransTexas entered into and consummated a stock purchase agreement with an unaffiliated buyer (the "Lobo Sale Agreement"), with an effective date of March 1, 1997, to effect the sale (the "Lobo Sale") of the stock of TTC, its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission system for a sales price of approximately $1.1 billion, subject to adjustments as provided for in the Lobo Sale Agreement. Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale Agreement and closing (approximately $44 million); property defects; and estimated costs associated with liabilities discovered before closing. Purchase price adjustments made at the closing of the Lobo Sale are subject to a review, reconciliation and resolution process, which is expected to be completed within 105 days following the closing. With proceeds from the Lobo Sale, TransTexas repaid certain indebtedness and other obligations, including production payments, in an aggregate amount of approximately $84 million. The remaining net proceeds have been or will be used for the repurchase or redemption of the Senior Secured Notes, and for general corporate purposes.

          TRANSTEXAS SENIOR SECURED NOTES TENDER OFFER. On June 13, 1997, TransTexas completed a tender offer for its TransTexas Senior Secured Notes for 111 1/2% of their principal amount (plus accrued and unpaid interest). Approximately $785.4 million principal amount of Senior Secured Notes were tendered and accepted by

          TransTexas. On June 30, 1997, TransTexas redeemed the remaining Senior Secured Notes pursuant to the terms of the Senior Secured Notes Indenture.

          TRANSTEXAS SUBORDINATED NOTES EXCHANGE OFFER. On June 19, 1997, TransTexas completed an exchange offer, pursuant to which it exchanged approximately $115.8 million aggregate principal amount of its 13 3/4% Senior Subordinated Notes due 2001 (the "TransTexas Subordinated Exchange Notes") for all of its outstanding 13 1/4% Senior Subordinated Notes due 2003 (the "TransTexas Subordinated Notes"). The indenture governing the TransTexas Subordinated Exchange Notes (the "Subordinated Notes Indenture") contains certain restrictive covenants, including, among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.

          As a result of the Lobo Sale, the Tender Offer and the Exchange Offer, TransTexas expects to record a pretax gain of approximately $600 million and a pretax extraordinary charge of approximately $120 million during the quarter ending July 31, 1997.

          TRANSTEXAS STOCK REPURCHASE PROGRAM. TransTexas has implemented a stock repurchase program pursuant to which it plans to repurchase common stock from its public stockholders and from its affiliates, including TEC and TARC. It is anticipated that TransTexas will acquire four times the number of shares from its affiliated stockholders that it acquires from its public stockholders. Shares may be purchased through open market purchases, negotiated transactions or tender offers, or a combination of the above. It is anticipated that the price paid to affiliated stockholders will equal the weighted average price paid to purchase shares from the public stockholders. Approximately $400 million from the proceeds of the TransTexas Intercompany Loan was deposited in a disbursement account to fund the stock repurchase program. Funds from the disbursement account may also be used to pay dividends on TransTexas common stock. As of July 31, 1997, TransTexas had purchased approximately $49.6 million in value of common stock from the public.

          TARC NOTES TENDER OFFER. On June 13, 1997, TARC completed a tender offer (the "TARC Notes Tender Offer") for the (i) TARC Mortgage Notes for 112% of their principal amount (plus accrued and unpaid interest), and (ii) TARC Discount Notes for 112% of their accreted value. In connection with the TARC Notes Tender Offer, TARC has obtained consents from holders of the TARC Notes to certain waivers under, and amendments to the indenture governing the TARC Notes (the "TARC Notes Indenture"), which eliminate or modify certain of the covenants and other provisions contained in the TARC Notes Indenture. Approximately $423 million aggregate principal amount of TARC Mortgage Notes and TARC Discount Notes were tendered and accepted by TARC at a cost to TARC of approximately $437 million (including accrued interest and premiums).

          TARC CAPITAL IMPROVEMENT PROGRAM. In connection with the TEC Notes Offering, the TARC Intercompany Loan and the TARC Notes Tender Offer, TARC has adopted a revised capital improvement program designed to increase the capacity and complexity of the refinery ("Capital Improvement Program"). The most significant projects include: (i) conversion of the visbreaker unit to a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernization and upgrade of a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks, and (iii) upgrading and expanding hydro treating, alkylation and sulfur recovery units to increase sour crude processing capacity. In addition, TARC plans to expand, modify and add other processing units, tankage and offsite facilities as part of the Capital Improvement Program. The Capital Improvement Program includes expenditures necessary to ensure that the refinery is in compliance with certain existing air and water discharge regulations and that gasoline produced will comply with federal standards. TARC will act as general contractor, but has engaged a number of specialty consultants and engineering and construction firms to assist TARC in completing the individual projects that comprise the Capital Improvement Program. Each of these firms was selected because of its specialized expertise in a particular process or unit integral to the Capital Improvement Program.

          The Capital Improvement Program will be executed in two phases. TARC estimates that Phase I will be completed at a cost of $223 million, will be tested and operational by September 30, 1998 and will result in the refinery having the capacity to process up to 200,000 BPD of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art MSCC(SM) technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. TARC estimates that Phase II will be completed at a cost of $204 million and will be tested and operational by July 31, 1999. The proceeds received or to be received by TARC from the TARC Intercompany Loan, the TransTexas stock repurchase program and the equity contribution from TEC will include $427 million designated for use in the Capital Improvement Program, which TARC believes is adequate to fund the completion of the project. The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and cost overruns over which TARC may not have any control, and there can be no assurance that any such projections or estimates will prove accurate.

          DISBURSEMENT AND COLLATERAL ACCOUNTS. Pursuant to a disbursement agreement (the "Disbursement Agreement") among TARC, TEC, the TEC Indenture Trustee, Firstar Bank of Minnesota, as disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), $208 million of the net proceeds from the sale of the TEC Notes was placed into accounts in the name of TARC and TEC (together, the "Disbursement Account") to be held and invested by the Disbursement Agent until needed from time to time to fund the Capital Improvement Program and TARC's operating expenses and working capital. Proceeds to TEC and TARC of approximately $300 million from the TransTexas stock repurchase program will also be deposited in the Disbursement Account.

          The Disbursement Agent will make disbursements for the Capital Improvement Program out of the Disbursement Account in accordance with requests made by TARC and approved by the Construction Supervisor. The Construction Supervisor is required to review each such disbursement request by TARC. No disbursements may be made from the Disbursement Account for purposes other than the Capital Improvement Program other than (i) up to $1.5 million per month (except for December 1997, in which disbursements may be up to $4.5 million) to fund administrative costs and certain taxes and insurance payments, not in excess of $25.5 million in the aggregate; provided, that if less than $1.5 million is spent in any month (or less than $4.5 million is spent in December 1997) the amounts which may be disbursed in one or more subsequent months will be increased by the amount of such difference, (ii) up to $50 million for feedstock upon certification by the Construction Supervisor that TARC has satisfactorily completed construction of the Delayed Coking Unit and associated facilities, (ii) up to $19 million to pay interest on, and to redeem, repurchase, defease or otherwise retire the remaining TARC Notes and (iv) an initial disbursement of approximately $7 million. In addition, interest income from the Disbursement Account may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC and TEC.

          Pursuant to a disbursement agreement (the "TransTexas Disbursement Agreement") among TransTexas, TEC, the TEC Indenture Trustee, and Firstar Bank of Minnesota, N.A. as disbursement agent, approximately $400 million of the proceeds of the TransTexas Intercompany Loan was placed in an account (the "TransTexas Disbursement Account") to be held and invested by the disbursement agent until disbursed. Funds in the TransTexas Disbursement Account will be disbursed to TransTexas as needed to fund the stock repurchase program. In addition, TransTexas may at any time request disbursement of interest earned on the funds in the TransTexas Disbursement Account.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          The following financial statements, pro forma financial information and exhibits are filed as a part of this report:

          (a)  Financial Statements of Businesses Acquired:

               Not applicable.

          (b)  Pro forma financial information:


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

               (1) Pro Forma Condensed Consolidated Balance Sheet dated April 30, 1997 (unaudited)

               (2) Pro Forma Condensed Consolidated Statement of Operations for the three months ended April 30, 1997 (unaudited) and for the year ended January 31, 1997 (unaudited).

          (c)  Exhibits:

          3.1 Certificate of Amendment dated June 5, 1997 to Certificate of Incorporation of the Company.

          3.2 Certificate of Amendment dated July 2, 1997 to Certificate of Incorporation of the Company.

          4.1 Second Supplemental Indenture dated June 13, 1997 among TARC, as issuer, the Company, as guarantor, and First Union National Bank, as trustee.

          4.2 Indenture dated June 13, 1997 among the Company, as issuer, and Firstar Bank of Minnesota, as trustee.

          4.3 Security and Pledge Agreement dated June 13, 1997 by the Company in favor of Firstar Bank of Minnesota, as trustee.

          4.4  Registration Rights Agreement dated June 5, 1997.

          4.5 Loan Agreement dated June 13, 1997 between TransTexas and the Company.

          4.6  Loan Agreement dated June 13, 1997 between TARC and the
               Company.

          4.7 Security and Pledge Agreement dated June 13, 1997 by TransTexas in favor of the Company.

          4.8 Security and Pledge Agreement dated June 13, 1997 by TARC in favor of the Company.

          4.9 Disbursement Agreement dated June 13, 1997 among TARC, the Company, Firstar Bank of Minnesota, as disbursement agent and trustee, and Baker & O'Brien, as construction supervisor.

          4.10 Disbursement Agreement dated June 13, 1997 among TransTexas, the Company and Firstar Bank of Minnesota, as disbursement agent and trustee.


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

ITEM 8.   CHANGE IN FISCAL YEAR.

          Not applicable.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          Not applicable.


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

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      OF TRANSAMERICAN ENERGY CORPORATION


     The following unaudited pro forma condensed consolidated financial information of TransAmerican Energy Corporation (the "Company") as of and for the three months ended April 30, 1997 and for the year ended January 31, 1997, illustrates the effect of the sale of TransTexas Transmission Corporation ("Lobo Sale") and the transactions described in Item 5 of this Form 8-K (and defined as the "Transactions") related to a private offering of debt securities by the Company (the "TEC Notes Offering"). The unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the Lobo Sale, the TEC Notes Offering and the Transactions were consummated on April 30, 1997. The unaudited pro forma condensed consolidated statements of operations for the three months ended April 30, 1997 and for the year ended January 31, 1997 have been prepared assuming that the Lobo Sale, the TEC Notes Offering and the Transactions were consummated on February 1, 1997 and 1996, respectively.

     The unaudited pro forma adjustments and the resulting unaudited pro forma condensed consolidated financial information are based on the assumptions noted in the footnotes thereto. The unaudited pro forma condensed consolidated financial information does not purport to represent what the Company's financial position or results of operations would have been had the Lobo Sale, the TEC Notes Offering and the Transactions actually occurred on the dates indicated or the financial position or results of operations for any future date or period.

     The unaudited pro forma condensed consolidated financial information and notes thereto should be read in conjunction with the Company's historical financial statements and the notes thereto included in the Company's quarterly report on Form 10-Q for the period ended April 30, 1997 and its annual report on Form 10-K for the period ended January 31, 1997.


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
                        TRANSAMERICAN ENERGY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF APRIL 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                                ----------        ------------       ----------
                           ASSETS
Current assets:
   Cash and cash equivalents..............................      $   12,997        $  1,398,760 (a)   $  323,083
                                                                                        63,961 (b)
                                                                                     1,073,424 (c)
                                                                                    (2,226,059)(d)
   Cash restricted for interest - TransTexas..............          46,000             (46,000)(a)           --
   Debt proceeds held in collateral account - TARC........          14,037                  --           14,037
   Accounts receivable....................................          30,327                  --           30,327
   Receivable from affiliates.............................          63,961             (63,961)(b)           --
   Inventories............................................          15,164                  --           15,164
   Other current assets...................................          14,197                  --           14,197
                                                                ----------        ------------       ----------
           Total current assets...........................         196,683             200,125          396,808
Net property and equipment................................       1,476,902            (450,592)(c)    1,026,310
Disbursement accounts.....................................              --             479,795 (d)      479,795
Other assets, net.........................................          42,102              56,500 (d)       66,404
                                                                                       (32,198)(e)
Deferred tax asset........................................              --              21,987 (h)       21,987
                                                                ----------        ------------       ----------
                                                                $1,715,687        $    275,617       $1,991,304
                                                                ==========        ============       ==========

       LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
   Current maturities of long-term debt...................      $    8,406        $         --       $    8,406
   Revolving credit agreement.............................           8,386                  --            8,386
   Accounts payable.......................................          77,451                  --           77,451
   Payable to affiliate...................................           1,972              (1,972)(d)           --
   Accrued liabilities....................................         116,986             (13,879)(d)       64,511
                                                                                       (38,596)(d)
   Notes payable..........................................          36,000             (36,000)(d)           --
                                                                ----------        ------------       ----------
           Total current liabilities......................         249,201             (90,447)         158,754
Due to affiliates.........................................          14,292              (3,398)(d)       85,894
                                                                                       205,000 (g)
                                                                                      (130,000)(i)
Notes payable to affiliate................................          60,630             (60,630)(d)           --
Production payments, less current portion.................          25,362              (7,212)(d)       18,150
Long-term debt, less current maturities...................       1,297,048             475,000 (a)    1,496,785
                                                                                       877,760 (a)
                                                                                      (800,000)(d)
                                                                                      (364,452)(d)
                                                                                        11,429 (f)
Deferred revenue..........................................          46,176             (46,176)(d)           --
Deferred income taxes.....................................          35,542             (57,529)(g)           --
                                                                                        21,987 (h)
Other liabilities.........................................           8,934              (1,309)(d)        7,625
Redeemable preferred stock, $0.01 par value, 10,000 shares
   authorized; Series A - 1,000 shares issued
   and outstanding........................................              96                 (96)(d)           --
Stockholder's equity (deficit):
   Common stock, $0.01 par value, 100,000 shares
     authorized; 9,000 shares issued and outstanding......              --                  --               --
   Additional paid-in capital.............................         158,535                  (4)(d)      254,961
                                                                                       (33,570)(d)
                                                                                       130,000 (i)
   Accumulated deficit....................................        (180,129)            149,264 (j)      (30,865)
                                                                ----------        ------------       ----------
     Total stockholder's equity (deficit).................         (21,594)            245,690          224,096
                                                                ----------        ------------       ----------
                                                                $1,715,687        $    275,617       $1,991,304
                                                                ==========        ============       ==========

The accompanying notes are an integral part of the pro forma financial statements.

                        TRANSAMERICAN ENERGY CORPORATION

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


(a) To record the proceeds from the TEC Notes Offering and release of the restricted cash originally required by the TransTexas Senior Secured Notes Indenture.

         TEC Senior Secured Notes....................  $    475,000
         TEC Senior Secured Discount Notes...........       877,760
         Release of restricted cash..................        46,000
                                                       ------------
                                                       $  1,398,760
                                                       ============

(b)  To record the collection of amounts due from affiliates.

(c)  To record the Lobo Sale for a purchase price of $1,073.4 million.

         Cash proceeds...............................  $  1,073,424
         Carrying value of stock sold................      (450,592)
                                                       ------------
             Pretax gain on Lobo Sale................  $    622,832 (j)
                                                       ============

     Purchase price adjustments were made for, among other things: the value of certain NGLs and stored hydrocarbons; the value of gas in TTC's pipeline; prepaid expenses relating to post-effective date operations; post-closing expenses related to pre-closing operations; the value of oil and gas produced and sold between the effective date of the Lobo Sale and the closing (approximately $44 million); property defects; and estimated costs associated with liabilities incurred before closing. Purchase price adjustments made at the closing of the Lobo Sale are subject to a review, reconciliation and resolution process, which is expected to be completed within 105 days following the closing.

(d)  To record the application of a portion of the proceeds from (a) through
     (c).

         Repurchase of TransTexas Senior Secured Notes................  $  800,000
         Premium of 11.5% for TransTexas Senior Secured Notes.........      92,000(j)
         Repurchase of 96% of TARC Notes..............................     364,452
         Premium of 12% for 96% of TARC Notes.........................      43,734(j)
         Lobo Sale production repayment...............................      43,806(j)
         Repayment of TransTexas volumetric production payments
             (deferred revenue), dollar-denominated production
             payments and other debt..................................      68,576
         Payment of TARC notes payable................................      36,000
         Payment of accrued interest..................................      38,596
         Payment of TARC notes payable to affiliates ($60,630) and
             due to affiliates ($5,370)...............................      66,000
         Debt issuance fees...........................................      56,500
         TEC Preferred Stock Redemption...............................         100
         TransTexas Stock Repurchase Program..........................      79,930(j)
         Disbursement accounts ($253,795-- TARC, $226,000-- TEC)......     479,795
         Purchase of TARC Warrants....................................      33,570
         Dividend to TransAmerican....................................      23,000(j)
                                                                        ----------
                                                                        $2,226,059
                                                                        ==========

     Pending completion of the TransTexas Stock Repurchase Program, up to $400 million of proceeds from the TEC Notes Offering and the Transactions will be held by TransTexas in a restricted cash account.

     Such proceeds will be disbursed from such account (i) for purposes of the TransTexas Stock Repurchase Program or (ii) upon completion of Phase II of the Capital Improvement Program for general corporate purposes.

     Approximately $16 million was used to pay accrued interest, accretion of principal and premium on such accretion on the TARC Notes tendered in the TARC Notes Tender Offer for the period from May 1, 1997 through June 13, 1997.

     In addition to the above, proceeds of approximately $11 million was used to pay accrued interest on the TransTexas Senior Secured Notes for the period from May 1, 1997 through June 13, 1997.

     During the months of April and May 1997, TransTexas obtained additional financing in the aggregate amount of approximately $49.5 million, of which approximately $29.2 million remained outstanding at June 30, 1997.

(e)  To write off TransTexas and TARC unamortized debt issuance costs. See (j).

(f) To record the premium attributable to the TransTexas Subordinated Notes Exchange Offer. See (j).

(g) To record the income tax effects of the Lobo Sale and of expenses related to the TransTexas Senior Secured Notes Tender Offer.

         Payable to TransAmerican pursuant to the Tax Allocation
             Agreement.............................................   $ 205,000
         Deferred income taxes.....................................     (57,529)
                                                                      ---------
                                                                      $ 147,471 (j)
                                                                      =========

(h)  To reclassify deferred tax assets.

(i) To record the assumption of $130 million of estimated tax liability by TransAmerican in accordance with the Tax Allocation Agreement.

(j) To record the effects on retained earnings of pro forma adjustments (a) through (i).

         Pretax gain on Lobo Sale.................................... $ 622,832
         Premium of 11.5% for TransTexas Senior Secured Notes........   (92,000)(1)
         Lobo Sale production repayment..............................   (43,806)
         Premium attributable to the TransTexas Subordinated Notes
             Exchange Offer..........................................   (11,429)(1)
         Unamortized debt issuance costs.............................   (32,198)(1)
         Federal income taxes........................................  (147,471)
         Premium of 12% for the TARC Notes repurchased...............   (43,734)(1)
         Dividend to TransAmerican...................................   (23,000)
         TransTexas Stock Repurchase Program.........................   (79,930)
                                                                      ---------
                                                                      $ 149,264
                                                                      =========

     --------------

     (1) These amounts and the related income tax effects will be recorded as an extraordinary charge to income in the period that the related debt is extinguished.

                        TRANSAMERICAN ENERGY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED APRIL 30, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                           Historical      Adjustments           Pro Forma
                                                          -----------      -----------           ----------
Revenues:
     Gas, condensate and natural gas liquids.........     $    72,649      $   (36,862)(a)       $   35,787
     Transportation..................................           9,291           (9,291)(a)               --
     Other...........................................             100               --                  100 (f)
                                                          -----------      -----------           ----------
          Total revenues.............................          82,040          (46,153)              35,887
                                                          -----------      -----------           ----------

Costs and expenses:
     Operating.......................................          35,437          (21,936)(a)           13,501
     Depreciation, depletion and amortization........          35,268          (14,408)(a)           20,860
     General and administrative......................          17,852           (7,688)(a)           10,789
                                                                                   625 (d)
     Taxes other than income taxes...................           6,118           (2,450)(a)            3,668
                                                          -----------      -----------           ----------
          Total costs and expenses...................          94,675          (45,857)              48,818 (f)
                                                          -----------      -----------           ----------
          Operating loss.............................         (12,635)            (296)             (12,931)
                                                          -----------      -----------           ----------

Other income (expense):
     Interest income.................................           1,821               --                1,821
     Interest expense, net...........................         (28,654)          (3,039)(b)          (31,693)
     Other, net......................................              39               --                   39
                                                          -----------      -----------           ----------
          Total other income (expense)...............         (26,794)          (3,039)             (29,833)
                                                          -----------      -----------           ----------
          Loss before income taxes...................         (39,429)          (3,335)             (42,764)
Income tax expense (benefit).........................          (7,828)           3,272 (c)           (4,556)
                                                          -----------      -----------           ----------
          Net loss before preferred stock dividend...     $   (31,601)     $    (6,607)          $  (38,208)
                                                          ===========      ===========           ==========

Series A preferred stock dividend....................     $        19      $       (19)(e)       $       --
                                                          ===========      ===========           ==========

Net loss available for common stockholder............     $   (31,620)     $    (6,588)          $  (38,208)
                                                          ===========      ===========           ==========

Net loss per share...................................     $    (3,513)                           $   (4,245)
                                                          ===========                            ==========

Weighted average number of common
     shares outstanding..............................           9,000                                 9,000
                                                          ===========                            ==========


The accompanying notes are an integral part of the pro forma financial statements.

                        TRANSAMERICAN ENERGY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                           Historical      Adjustments           Pro Forma
                                                          -----------      -----------           ----------
Revenues:
     Gas, condensate and natural gas liquids.........     $   360,740      $  (173,761)(a)       $  186,979
     Transportation..................................          34,423          (34,423)(a)               --
     Product sales...................................          10,857               --               10,857
     Gains on the sale of assets.....................           7,856               --                7,856
     Other...........................................             297               --                  297 (f)
                                                          -----------      -----------           ----------
         Total revenues..............................         414,173         (208,184)             205,989
                                                          -----------      -----------           ----------

Costs and expenses:
     Operating.......................................         154,313          (97,494)(a)           56,819
     Depreciation, depletion and amortization........         139,678          (78,932)(a)           60,746
     General and administrative......................          57,500           (2,000)(a)           58,000
                                                                                 2,500 (d)
     Taxes other than income taxes...................          26,772          (12,818)(a)           13,954
     Litigation settlements..........................         (96,000)              --              (96,000)
                                                          -----------      -----------           ----------
         Total costs and expenses....................         282,263         (188,744)              93,519 (f)
                                                          -----------      -----------           ----------
         Operating income............................         131,910          (19,440)             112,470
                                                          -----------      -----------           ----------

Other income (expense):
     Interest income.................................           5,748               --                5,748
     Interest expense, net...........................        (101,670)         (35,123)(b)         (136,793)
     Other, net......................................          42,980               --               42,980
                                                          -----------      -----------           ----------
         Total other income (expense)................         (52,942)         (35,123)             (88,065)
                                                          -----------      -----------           ----------
         Income (loss) before income taxes...........          78,968          (54,563)              24,405
Income taxes.........................................          12,491           23,644 (c)           36,135
                                                          -----------      -----------           ----------
         Net income (loss) before preferred
         stock dividend..............................     $    66,477      $  ( 78,207)          $  (11,730)
                                                          ===========      ===========           ==========

Series A preferred stock dividend....................     $        19      $       (19)(e)       $       --
                                                          ===========      ===========           ==========

Net income (loss) available for common stockholder...     $    66,458      $   (78,188)          $  (11,730)
                                                          ===========      ===========           ==========

Net income (loss) per share..........................     $     7,384                            $   (1,303)
                                                          ===========                            ==========

Weighted average number of common
     shares outstanding..............................           9,000                                 9,000
                                                          ===========                            ==========


The accompanying notes are an integral part of the pro forma financial statements.

                        TRANSAMERICAN ENERGY CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


(a) To adjust revenues, including losses relating to risk management activities, operating expenses, depreciation, depletion and amortization, general and administrative and taxes other than income taxes as a result of the Lobo Sale.

(b)  To adjust interest expense as follows:

                                                                       Three Months
                                                                           Ended        Year Ended
                                                                      April 30, 1997  January 31, 1997
                                                                      --------------  ----------------
         Historical interest on TransTexas Senior Secured Notes......    $  (23,000)    $  (92,000)
         Historical interest on TransTexas other debt................          (634)        (2,500)
         Historical interest on TARC Notes repurchased...............       (17,325)       (62,999)
         Historical interest on TransTexas Subordinated Notes........        (3,294)        (1,646)
         Historical interest on TARC intercompany debt...............        (2,038)        (2,237)
         Historical interest on TARC notes payable...................          (705)            --
         Interest on TransTexas Subordinated Exchange Notes..........         3,981         15,925
         Interest expense on TEC Senior Secured Notes................        13,656         54,625
         Interest expense on TEC Senior Secured Discount Notes (1)...        26,041         99,598
         Interest expense on estimated federal income tax liability
            payable to affiliate at an assumed rate of 9%............         1,688          6,750
         Amortization of historical debt issuance costs..............        (1,806)        (5,461)
         Amortization of estimated debt issuance costs...............         2,825         11,300
         Reduction in capitalized interest...........................         3,650         13,768
                                                                         ----------     ----------
                                                                         $    3,039     $   35,123
                                                                         ==========     ==========

     --------------

     (1) Based on actual debt outstanding at April 30, 1997 and January 31, 1997. Pro forma interest expense on the entire amount of Senior Secured Discount Notes is approximately $28.5 million and $118.6 million at April 30, 1997 and January 31, 1997, respectively.

(c) To record income tax expense based on the combined pro forma income tax expense of TransTexas and TARC in accordance with the Tax Allocation Agreement.

(d) To record the fee for advisory services and other benefits to be paid annually to TransAmerican pursuant to the Services Agreement.

(e)  To eliminate the dividend on the TEC Preferred Stock which was redeemed.

(f) Does not include revenues and related expenses attributable to the Agreement for Services between TransTexas and Conoco Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANSAMERICAN ENERGY CORPORATION


                                        By /s/ ED DONAHUE
                                          ------------------------------------
                                        Name:  Ed Donahue
                                        Title: Vice President and Chief
                                               Financial Officer


Dated: August 15, 1997

                                    EXHIBITS

 Exhibit
   No.             Description
 -------           -----------
    3.1           Certificate of Amendment dated June 5, 1997 to Certificate of
                  Incorporation of the Company.

    3.2           Certificate of Amendment dated July 2, 1997 to Certificate of
                  Incorporation of the Company.

    4.1 Second Supplemental Indenture dated June 13, 1997 among TARC, as issuer, the Company, as guarantor, and First Union
                  National Bank, as trustee.

    4.2 Indenture dated June 13, 1997 among the Company, as issuer, and Firstar Bank of Minnesota, as trustee.

    4.3           Security and Pledge Agreement dated June 13, 1997 by the
                  Company in favor of Firstar Bank of Minnesota, as trustee.

    4.4           Registration Rights Agreement dated June 5, 1997.

    4.5           Loan Agreement dated June 13, 1997 between TransTexas and the
                  Company.

    4.6           Loan Agreement dated June 13, 1997 between TARC and the
                  Company.

    4.7           Security and Pledge Agreement dated June 13, 1997 by
                  TransTexas in favor of the Company.

    4.8 Security and Pledge Agreement dated June 13, 1997 by TARC in favor of the Company.

    4.9           Disbursement Agreement dated June 13, 1997 among TARC, the
                  Company, Firstar Bank of Minnesota, as disbursement agent and trustee, and Baker & O'Brien, as construction supervisor.

   4.10 Disbursement Agreement dated June 13, 1997 among TransTexas, the Company and Firstar Bank of Minnesota, as disbursement agent and trustee.